UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

YRC Worldwide Inc.’s (the “Company”) previously disclosed exchange offers expired at 11:59 p.m., New York City time, on December 30, 2009. The exchange offers had sought to exchange up to 42 million shares of the Company’s common stock and up to 5 million shares of the Company’s new Class A convertible preferred stock (the “Preferred Stock”) for its (i) 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “5% Net Share Settled Notes”) and 5.0% Contingent Convertible Senior Notes due 2023 (the “Old 5% Notes” and together with the 5% Net Share Settled Notes, the “5% Notes”), (ii) 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “3.375% Net Share Settled Notes”) and 3.375% Contingent Convertible Senior Notes due 2023 (the “Old 3.375% Notes” and together with the 3.375% Net Share Settled Notes, the “3.375% Notes”) and (iii) the USF-8  1/2% Notes due 2010 (the “8  1/2% Notes”) issued by the Company’s subsidiary, YRC Regional Transportation, Inc. (“YRCRT”), with an aggregate face value of approximately $536.8 million (the “Exchange Offers”). The Company received tenders for $470,209,000 in par value, representing approximately 88% of the Company’s outstanding notes, including (i) $105,043,000, or 70%, of its 8  1/2% Notes, (i) $2,350,000, or 100%, of Old 5% Notes, (ii) $214,417,000, or 91.4%, of 5% Net Share Settled Notes, (iii) $5,384,000, or 100%, of Old 3.375% Notes and (iv) $143,015,000, or 98.9%, of 3.375% Net Share Settled Notes. On December 31, 2009 (the “Settlement Date”), the Company issued to tendering noteholders 36,504,043 shares of its common stock and 4,345,514 shares of its Preferred Stock (957,229,823.92 shares of common stock, on an as-if converted basis as of December 31, 2009) which, together on an as-if converted basis, represent approximately 94% of the Company’s total issued and outstanding common stock.

The Exchange Offers are described in the prospectus, dated December 30, 2009 (the “Prospectus”), filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, on December 30, 2009.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Exchange Offers, the Company solicited consents to amend the indentures governing its outstanding notes and consents to enter into a mutual release with the tendering noteholders.

Supplemental Indentures

On December 31, 2009, the Company and the trustee for the 3.375% Net Share Settled Notes and the 5% Net Share Settled Notes entered into a supplemental indenture to the indenture governing the 3.375% Net Share Settled Notes (the “3.375% Supplemental Indenture”) and a supplemental indenture to the indenture governing the 5% Net Share Settled Notes (the “5% Supplemental Indenture”), each of which removes substantially all material affirmative and negative covenants and related events of default other than the obligation to pay principal and interest on the notes, those relating to conversion rights and those relating to a repurchase right at the option of holders and certain limitations on the Company’s ability to merge or transfer assets.

On December 31, 2009, YRCRT and the trustee for the 8  1/2% Notes entered into a supplemental indenture to the indenture governing the 8  1 /2% Notes (the “8  1/ 2% Supplemental Indenture”), which removes substantially all material affirmative and negative covenants and related events of default other than the obligation to pay principal and interest on the 8  1/2% Notes.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the 3.375% Supplemental Indenture, the 5% Supplemental Indenture and the 8  1/2% Supplemental Indenture, which are filed as Exhibits 4.1 through 4.3 hereto and are incorporated by reference.

Mutual Release

On December 31, 2009, the Company, YRCRT and the tendering noteholders entered into a mutual release (the “Mutual Release”), under which they agreed to release the other parties to the Mutual Release and certain of their related parties from every, any and all claims, which claim against such party and its related parties ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, act, failure to act, transaction, event, occurrence, cause or thing whatsoever up to the date of the consummation of the Exchange Offers, directly or indirectly relating to the outstanding notes, the indentures relating to the outstanding notes and the Exchange Offers, subject to limited exceptions set forth in the Mutual Release. The Mutual Release also provides that the tendering noteholders waive certain appraisal rights in the event of a merger of the Company.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Mutual Release, which is filed as Exhibit 1.1 hereto and is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Upon issuance of the Preferred Stock on the Settlement Date (referenced in the “Explanatory Note” above), the ability of the Company to declare or pay dividends on, make distributions with respect to, or make a liquidation payment on its common stock, became subject to certain restrictions. In addition, the holders of the Preferred Stock will be entitled to vote on an as-converted basis with the holders of the common stock on all matters submitted to a vote of the Company’s stockholders, and the Company may not take certain actions without the affirmative vote or written consent of holders representing at least a majority of the then outstanding Preferred Stock subject to certain exceptions. The information set forth in the section of the Prospectus entitled “Description of the New Preferred Stock” is incorporated herein by reference.

On December 31, 2009, the Company and the trustees entered into supplemental indentures which materially modified the rights of noteholders who did not tender their notes. The information in Item 1.01 under the caption “Supplemental Indentures” is responsive to this item and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into a Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement (the “Agreement”) with Timothy A. Wicks, its President and Chief Operating Officer.

Pursuant to the Agreement, Mr. Wicks agreed that for one year following his termination of employment (the “Restricted Period”) not to compete with the business of the Company or do any of the following:

•	cause, solicit, induce or encourage any employees, consultants or contractors of the Company to leave their respective employment or service with the Company;

•

solicit the employment of, or hire, employ or otherwise engage any employee of the Company; provided that it will not be a violation for an employer that Mr. Wicks works for or for a firm in which he maintains an interest to have hired an employee of the Company without his knowledge or participation;

•

cause, induce, or encourage any actual or prospective client, customer, supplier or licensor of the Company (including any existing or former customers of the Company) to terminate or modify any actual or prospective business relationship with the Company; and

•

develop or foster a business relationship with any actual or prospective client, customer, supplier or licensor to cause, induce, or encourage such individual to become a client, customer, supplier, or licensor of any business in which he is engaged that is competitive with the Company’s business.

In exchange, the Company paid Mr. Wicks $400,000 on January 6, 2010. In addition, the Company agreed to pay Mr. Wicks the following amounts if the following objectives are met:

•

First Incentive Payment. The Company agreed to pay Mr. Wicks $200,000 on April 1, 2010 if Mr. Wicks is still employed by the Company on that date and the Company achieves certain specified operational and selling, general and administrative operating expense run rate improvements on an annual basis during the measurement period beginning on September 1, 2009 and ending on March 31, 2010.

•

Second Incentive Payment. The Company agreed to pay Mr. Wicks $200,000 on July 1, 2010 if Mr. Wicks is still employed by the Company on that date and the Company has increased its sales and marketing productivity by a specified percentage during the measurement period beginning on November 1, 2009 and ending on June 30, 2010.

In determining if the above objectives are met, the Company will calculate the measures consistent with past practice, and the Compensation Committee of the Board of Directors of the Company (or the full Board) will interpret, review and approve whether the objectives have been met on a reasonable basis of its choosing.

In addition, Mr. Wicks agreed not to disclose confidential information of the Company and to refrain from disparaging the Company and its officers and employees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2009, the Company filed a Certificate of Designations with the Delaware Secretary of State for the purposes of amending its certificate of incorporation, as amended, to fix the designations, preferences, powers and rights of the Preferred Stock. The information set forth in the section of the Prospectus entitled “Description of the New Preferred Stock” is incorporated herein by reference. The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, attached hereto as Exhibit 3.1 and incorporated by reference.

Item 8.01 Other Events.

On December 31, 2009, the Company settled the Exchange Offers as described in the Explanatory Note above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Mutual Release, dated as of December 31, 2009, by and among YRC Worldwide Inc., YRC Regional Transportation, Inc. and certain holders of 8 1/2% Notes, Old 3.375% Notes, 3.375% Net Share Settled Notes, Old 5% Notes and 5% Net Share Settled Notes.

3.1	Certificate of Designations, Preferences, Powers and Rights of Convertible Preferred Stock.

4.1	Supplemental Indenture, dated as of December 31, 2009 between YRC Worldwide Inc. (formerly Yellow Corporation), the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023.

4.2	Supplemental Indenture, dated as of December 31, 2009 between YRC Worldwide Inc. (formerly Yellow Corporation), the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023.

4.3	Supplemental Indenture, dated as of December 31, 2009 between YRC Regional Transportation, Inc. (formerly USFreightways Corporation), the guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A. (successor-in-interest to NBD Bank), as trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 8 1/2% Guaranteed Notes due April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 7, 2010	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Mutual Release, dated as of December 31, 2009, by and among YRC Worldwide Inc., YRC Regional Transportation, Inc. and certain holders of 8 1/2% Notes, Old 3.375% Notes, 3.375% Net Share Settled Notes, Old 5% Notes and 5% Net Share Settled Notes.

3.1	Certificate of Designations, Preferences, Powers and Rights of Convertible Preferred Stock.

4.1	Supplemental Indenture, dated as of December 31, 2009 between YRC Worldwide Inc. (formerly Yellow Corporation), the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023.

4.2	Supplemental Indenture, dated as of December 31, 2009 between YRC Worldwide Inc. (formerly Yellow Corporation), the guarantors signatory thereto and Deutsche Bank Trust Company Americas, as trustee, supplementing the Indenture, dated as of December 31, 2004 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023.

4.3	Supplemental Indenture, dated as of December 31, 2009 between YRC Regional Transportation, Inc. (formerly USFreightways Corporation), the guarantors signatory thereto, and The Bank of New York Mellon Trust Company, N.A. (successor-in-interest to NBD Bank), as trustee, supplementing the Indenture, dated as of May 5, 1999 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the 8 1/2% Guaranteed Notes due April 15, 2010.